News Release	TRW Automotive
12001 Tech Center Drive
Livonia, MI 48150

Investor Relations Contact:
Mark Oswald
(734) 855-3140

Media Contact:
John Wilkerson
(734) 855-3864
TRW Automotive Withdraws Full-Year 2008 Guidance on Continued Weakness in Global Automotive Markets
LIVONIA, MICHIGAN, December 4, 2008 — TRW Automotive Holdings Corp. (NYSE: TRW), today announced the withdrawal of its Full-Year 2008 sales and earnings guidance, which was last provided on October 30, 2008.
In recent weeks and subsequent to providing the 2008 Full-Year guidance on October 30, 2008, both actual and forecasted levels of vehicle production in global automotive markets have declined beyond previously forecasted levels.
“The second half of 2008 continues to be an unprecedented period for the automotive industry. Since issuing our guidance on October 30th, major markets have experienced significant declines in production well beyond our forecasts in late October,” said John Plant, TRW’s President and CEO. “We continue to realign capacity and reduce our cost structure globally in response to the difficult industry conditions.”
TRW continues to maintain a strong capital structure with strong liquidity and expects positive free cash flow in its 2008 Fourth Quarter. The Company plans to announce its Fourth Quarter and Full-Year 2008 results in late February 2009.
About TRW
With 2007 sales of $14.7 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, operates in 27 countries and employs approximately 66,000 people worldwide. TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services. All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated. TRW Automotive news is available on the internet at www.trw.com.
Forward-Looking Statements
This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers not to place undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements are subject to numerous assumptions, risks and uncertainties which can cause our actual results to differ materially from those suggested by the forward-looking statements, including those set forth in our Report on Form 10-K for the fiscal year ended December 31, 2007 (our “Form 10-K”), and in our Reports on Form 10-Q for the quarters ended March 28, June 27 and September 26, 2008, such as: rapidly changing conditions in the automotive industry and disruptions in the financial markets make our sales and operating results difficult to forecast; disruptions in the financial markets adversely impacting the availability and cost of credit could negatively affect our business; loss of market share, production cuts and capacity reductions by domestic North American vehicle manufacturers and a market shift in vehicle mix in North America and resulting restructuring initiatives, including bankruptcy actions, of our suppliers and customers; sharply increasing commodity inflationary pressures adversely affecting our profitability and supply base, including any resulting inability of our suppliers to perform as we expect; escalating pricing pressures from our customers; our dependence on our largest customers; strengthening of the U.S. dollar and other foreign currency exchange rate fluctuations impacting our results; our substantial debt and resulting vulnerability to an economic or industry downturn and to rising interest rates; cyclicality of automotive production and sales; risks associated with non-U.S. operations, including economic uncertainty in some regions; contraction in consumer spending, a market shift in vehicle mix and production cuts in Europe; any impairment of our goodwill or other intangible assets; product liability, warranty and recall claims and efforts by customers to alter terms and conditions concerning warranty and recall participation; work stoppages or other labor issues at our facilities or at the facilities of our customers or suppliers; any increase in the expense and funding requirements of our pension and other postretirement benefits; volatility in our annual effective tax rate resulting from a change in earnings mix or other factors; adverse effects of environmental and safety regulations; assertions by or against us relating to intellectual property rights; the possibility that our largest shareholder’s interests will conflict with ours; and other risks and uncertainties set forth in our Report on Form 10-K and in our other filings with the Securities and Exchange Commission. We do not undertake any obligation to release publicly any revision to any of these forward-looking statements.